Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated April 17, 2018, relating to the consolidated financial statements of Health-Right Discoveries, Inc., which appears in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement

/s/Paritz & Company, PA

Hackensack, New Jersey

June 11, 2018